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                                                                       EXHIBIT 5


                                 BAKER & BOTTS
AUSTIN                               L.L.P.
DALLAS                          ONE SHELL PLAZA
MOSCOW                           910 LOUISIANA         TELEPHONE: (713) 229-1234
NEW YORK                   HOUSTON, TEXAS 77002-4995   FACSIMILE: (713) 229-1522
WASHINGTON, D.C.


063827.0101                                                    October 22, 1997

Dril-Quip, Inc.
13550 Hempstead Highway
Houston, Texas 77040

Gentlemen:

          As set forth in the Registration Statement on Form S-1 (the "462(b) Registration Statement"), filed by Dril-Quip, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under Rule 462(b) of the Securities Act of 1933, as amended (the "Securities Act") and the Registration Statement on Form S-1 (Registration No. 333-33447) filed by the Company with the Securities and Exchange Commission under the Securities Act (the "Original Registration Statement" and, together with the Rule 462(b) Registration Statement, the "Registration Statement"), relating to the Company's common stock, par value $.01 per share (the "Common Stock"), certain legal matters in connection with the Common Stock are being passed upon for the Company by us. The Registration Statement relates to the offering of an aggregate of 5,000,000 shares of Common Stock (the "Shares"), consisting of 2,500,000 Shares to be issued and sold by the Company and 2,500,000 Shares to be sold by the Selling Stockholders identified in the Registration Statement (the "Selling Stockholders"), together with up to 750,000 shares of the Common Stock (the "Additional Shares"), consisting of 375,000 Additional Shares that may be issued and sold by the Company and 375,000 Additional Shares that may be sold by the Selling Stockholders pursuant to the underwriters' over-allotment option as described in the Registration Statement. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

          We understand that the Shares and any Additional Shares are to be sold pursuant to the terms of an Underwriting Agreement (the "Underwriting Agreement") in substantially the form to be filed as Exhibit 1.1 to the Registration Statement.

          In our capacity as your counsel in the connection referred to above, we have examined the Certificate of Incorporation and the Bylaws of the Company, each as amended to date, the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon
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BAKER & BOTTS
    L.L.P.


                                      -2-                       October 22, 1997


certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates.

          On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

          1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

          2. When offered as described in the Registration Statement, and upon the sale of the Shares and any Additional Shares in accordance with the terms and provisions of the Underwriting Agreement and as described in the Registration Statement, the Shares and any Additional Shares will be duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and nonassessable.

          3. The Shares and the Additional Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

          The opinions set forth above are limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal securities laws, each as in effect on the date hereof.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                                 Very truly yours,

                                                 BAKER & BOTTS, L.L.P.